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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): October 18, 1999



                                ATMEL CORPORATION
             (Exact name of registrant as specified in its charter)


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
                Delaware                        0-19032                             77-0051991
        ------------------------        ------------------------        ---------------------------------
        (State of Incorporation)        (Commission File Number)        (IRS Employer Identification No.)


        2325 Orchard Parkway, San Jose, California                                      95131
        ------------------------------------------                                    ----------
         (Address of principal executive offices)                                     (Zip Code)
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Registrant's telephone number including area code:  (408) 441-0311


                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

     Effective October 18, 1999, the Registrant has changed its state of incorporation from California to Delaware. The change in its state of incorporation was approved by the holders of a majority of Registrant's outstanding shares of Common Stock.

     Upon Reincorporation in the State of Delaware, the Registrant merged into, and is continuing its business as, a Delaware corporation. The Reincorporation will not result in any change in the Registrant's business, assets or liabilities, will not cause Registrant's corporate headquarters to be moved and will not result in any relocation of management or other employees.

     Shareholders will not be required to undertake a mandatory exchange of the Registrant's shares. Certificates for Registrant's shares will automatically represent an equal number of shares in the Delaware company upon completion of the merger.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits

Exhibit 4.1 Certificate of Ownership and Merger Merging Atmel Corporation, a California corporation, into Atmel Corporation, a Delaware corporation, dated as of October 18,1999.

Exhibit 99.1   Press Release, dated October 18, 1999.

                                      -2-
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ATMEL CORPORATION

Date: November 5, 1999
                                        /s/ Donald Colvin
                                        ----------------------------------------
                                        Donald Colvin
                                        Vice-President and
                                        Chief Financial Officer

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                                  EXHIBIT INDEX

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EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
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
  4.1 Certificate of Ownership and Merger Merging Atmel Corporation, a California corporation, into Atmel Corporation, a Delaware corporation, dated as of October 18, 1999.

 99.1     Press Release, dated October 18, 1999.
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